ARTICLES OF INCORPORATION

OF

BRIDGES INVESTMENT FUND, INC.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned incorporators do hereby associate themselves together for the purpose of becoming a Corporation under the laws of the State of Nebraska for the transaction of the business hereinafter described, and hereby adopt the following Articles of Incorporations:

ARTICLE I

The name of this Corporation shall be BRIDGES INVESTMENT FUND, INC.

ARTICLE II

The principal place of business of the Corporation shall be Room 259, Swanson Building, 8401 West Doge Road, Omaha, Nebraska. The resident agent for the Corporation shall be Edson L. Bridges and the address of said agent is Room 259, Swanson Building, 8401 West Doge Road, Omaha, Nebraska.

ARTICLE III

The Corporation shall have not less than three (3) nor more than fifteen (15) directors. The first Board of Directors shall be named by the undersigned incorporators and said Board shall serve until the first annual meeting of the stockholders or until their successors are elected and qualified.

ARTICLE IV

The Corporation shall have perpetual existence.

ARTICLE V

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE VI

The total authorized capital stock of the corporation is 200,000 shares with a par value of one ($1.00) Dollar per share.

ARTICLE VII

The minimum amount of the capital and surplus with which this corporation shall commence business shall be $100,000.00.

ARTICLE VIII

The names and places of residence of the incorporators appear at the end of these Articles.

ARTICLE IX

The purpose for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows:

A. To purchase or otherwise acquire, hold for investment or otherwise, and to sell exchange or otherwise dispose of securities of any class, however, evidenced, or rights or warrants to acquire such securities, of any private or public company, corporation, association, trust or syndicate, however organized, and to engage in the business of a diversified, open-end management investment company.

B. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange or otherwise dispose of securities issued or guaranteed by the United States of America, by any state of the United States of America, by any political subdivision of any state, by any public instrumentality of a state, or by any person controlled or supervised by and acting as an instrumentality of the United States of America.

C. To invest its funds from time to time by deposit at interest in any bank, savings bank, savings and loan association, or trust company in good standing, organized under the laws of the United States of America or any state thereof or of the District of Columbia.

D. To conduct researches and investigations in respect of securities, organizations, business and general business conditions in the United States and elsewhere; to secure information pertaining to the investment and employment of the assets and funds of the Corporation; and to procure any or all of the foregoing and to pay compensation therefore.

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E. To consent to the reorganization, merger or consolidated of any of the companies whose securities are held by it or to the sale or lease of all or substantially all of the property and assets of any of such companies to any person, corporation, trust or association, and to exchange any of the shares of stock or other securities of any such company for the shares of stock or other securities issued therefor upon such reorganization, merger, consolidation, sale or lease; to deposit any securities of any such company with, or pursuant to the request or direction of, any protective, reorganization or readjustment committee or other agency.

F. To pay all assessments, subscriptions and other sums of money or other considerations as it may deem expedient for the protection of its interests as holder of any stocks or other securities of any company whose securities are held by it; and to exercise any right or option contained in, appertaining to, or granted or issued to holders of any stocks or other securities for conversion into, or exchange for, or purchase of, other stocks or securities.

G. To borrow money as a temporary measure; provided that the aggregate borrowing outstanding at any one time shall not exceed ten per centum (10%) of the value of its net assets.

H. Generally to exercise in respect of all property and assets owned by it all rights, powers and privileges which are or may be exercised by any natural person owning similar property or assets in his own right, except that it shall not have any power

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(1)	to purchase any security on margin, except such short-term credits as are necessary for the clearance of transaction; or

(2)	to effect a short sale of any security.

I. To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which it has the power to conduct, and to hold, utilities, enjoy and in any manner dispose of, the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

J. Without the vote or consent of the holders of stock of the Corporation, to purchase, acquire, hold, dispose of, transfer and reissue or cancel its own securities (including shares of its capital stock) in any manner and to any extent now or hereafter permitted by the laws of Nebraska and by these Articles of Incorporation.

K. To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

The forgoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

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ARTICLE X

      The following provisions are herby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

      A. the board of directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class whether now or hereafter authorized for such consideration as said board of directors may deem advisable, subject to provisions, limitations, and restrictions set forth in Article XI hereof.

B. No holder of any of the stock of this Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any stock which this Corporation may issue or sell, other than such, if any, as the board of directors in its discretion may from time to time determine to offer to stockholders of this Corporation, it being the purpose and intent of these Articles that the board of directors shall have the full right, power and authority to offer for subscription or sale or to make any disposal of any or all unissued shares of the capital stock of this Corporation to such persons, firms, associations or corporations and upon such considerations in money or property (subject to the limitations and restrictions set forth in Article XI hereof), as the board of directors may determine and as may be permitted by law.

C. Each holder of record of stock of this Corporation shall be entitled to one (1) vote for each share thereof standing registered in his name on the books of the Corporations. At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

D. The board of directors shall have power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the bylaws; and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the board of directors.

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E. (1) Each holder of the capital stock of the Corporation shall be entitled at any time to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation at the Net Asset Value of such shares, less such withdrawal charge of not to exceed one per centum (1%) of such Net Asset Value as may from time to time be established by resolution of the board of directors, except insofar as such right of redemption may be suspended pursuant to the provisions of subsection (4) of this Section E.

(2) The time as of which such Net Asset Value shall be determined for the purpose of redemption of shares under this Section E shall be, subject to the exceptions created by subsection (4) of this Section E,

(a)	as the close of trading upon the New York Stock Exchange on the day on which certificates evidencing such shares are delivered to and received by the Corporation, if such delivery and receipt take place prior to 12 o’clock noon (Omaha time) on any day (not including Saturday or Sunday) on which said Exchange is open for trading; or

(b)	as of the close of trading upon the New York Stock Exchange on the first day on which such Exchange is open for trading (not including Saturday and not including any day on which such Exchange is closed for any period of time for the reasons stated in subsection (4) of this Section E) next succeeding the day on which such certificates are delivered to and received by the Corporation, if such delivery and receipt take place at any time other than that specified in (a) above.

The time of payment therefor shall be within seven (7) business days after proper request for redemption and tender has been made pursuant to this Section E. The Corporation shall to the extent necessary sell or cause to be sold any securities held by it to provide cash for the redemption of its shares as provided for in subsection (1). Any stock-holder whose shares are redeemed pursuant to subsection (1) may obtain without charge a statement showing in reasonable detail the computation of the Net Asset Value of such shares.

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(3) The Net Asset Value of each share of the Corporation as of any particular time shall be the quotient obtained by dividing the value, as at such time, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares outstanding at such time, all determined and computed as follows:

(a) The assets of the Corporation shall be deemed to include all cash on hand or on deposit, including any interest accrued thereon; all bills, demand notes, and accounts receivable; all bonds, time notes, shares of stock, subscription rights, and other securities, owned or contracted for by the Corporation, other than its own shares; all stock and cash dividends and cash distributions to be received by the Corporation and not yet received by it, at the time as of which the Net Asset Value is being determined as of the record date (or the ex-dividend date if different from the record date) therefor or a date subsequent thereto; all interest accrued on any interest bearing securities owned by the Corporation (except interest accrued on securities in default which is included in the quoted price); and all other property of every kind and nature, including prepaid expenses, the value of such assets to be determined as follows:

(i)	The value of any cash on hand or on deposit, bills and demand notes and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless the board of directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, in which event such value shall be the fair value thereof as determined in good faith by the board of directors;

(ii)	The value of any bond, time note, share of stock, subscription right or other security which is listed or dealt in upon the New York Stock Exchange shall be determined by taking the last sale price (or lacking any sales, the last bid price) unless it appears to the board of directors that some other price reflects more closely the true market value, but in no case shall such other price be lower than the last bid price or higher than the last asked price at the time as of which the Net Asset Value is being determined, all as reported by any means in common use; provided, however, that the board of directors may by resolution permit over-the-counter rather than stock exchange quotations to be used when they appear to the board of directors to reflect more closely the true market value of any particular security in the portfolio;

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(iii)	The value of any bond, time note, share of stock, subscription right, or other security which shall not be listed or dealt in on the New York Stock Exchange, shall be determined as nearly as possible in the manner described in subparagraph (a) (ii) above, if listed or dealt in on any other exchange, unless the board of directors shall determine that some other form of quotation better reflects its value, in which event that form of quotation shall be used; and

(iv)	In the case of any bond, time note, share of stock, subscription right, other security or other property for which no price quotations are available as above provided, the value thereof shall be the fair value as determined in good faith by the board of directors.

(b) The liabilities of the Corporation shall be deemed to include all bills and accounts payable; all administrative expenses payable and/or accrued; all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the shares of the Corporation, declared to shareholders of record at or before the time as of which the Net Asset Value is being determined; all reserves authorized or approved by the board of directors for taxes or contingencies, including such reserves, if any, for taxes based on any unrealized appreciation in the value of the assets of the Corporation; and all other liabilities of the Corporation of whatsoever kind and nature, except liabilities represented by outstanding shares and surplus of the Corporation.

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(4) In the event, that at any time the New York Stock Exchange shall be closed for any period of time because of the then existing financial conditions or for any other unusual or extraordinary condition then existing, the provisions of the foregoing subsection (1) of this Section E relative to the redemption of shares of the Corporation shall be suspended and ineffective for the period from the date of closing to the date of reopening of said Exchange, including in such period the day on which the action is taken for the closing of said Exchange and the day on which said Exchange is reopened; provided, also, that in such case the Corporation shall not be required to redeem any shares offered and deposited for redemption during the day on which the action is taken for closing the said Exchange, and may return or cause to be returned to the stockholder in such case the shares deposited for redemption; and further provided, that in accordance with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may suspend such right of redemption (a) for any period during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Commission may by order permit for the protection of stockholders of the Corporation.

(5) Certificates evidencing shares tendered for redemption pursuant to subsection (1) of this Section E shall be deemed actually to have been delivered to and received by the Corporation only when said Certificates duly endorsed in blank, or accompanied by instruments or assignment executed in blank with proper stock transfer stamps affixed, and accompanied by irrevocable instructions in writing in form acceptable to the board of directors to redeem the stock represented thereby to the Corporation at Net Asset Value thereof as defined herein, less such withdrawal charge as many have been established by the board of directors, shall have been deposited physically at such office or other place of deposit as the board of directors shall from time to time designate.

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In respect of all powers, duties and authorities conferred by the preceding subsections (1), (2), (3) and (4), this subsection (5) and the next succeeding subsection (6), the Corporation may act by and through agents from time to time designated and appointed by the board of directors and the board of directors may delegate to any such agent any and all powers, duties and authorities conferred upon the Corporation or upon the board of directors thereof by said subsections.

(6) The Corporation may purchase in the open market or otherwise acquire from any owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in securities in which the funds of the Corporation shall then be invested) shall not exceed the Net Asset Value thereof, determined or estimated in accordance with any method deemed proper by the board of directors and producing an amount approximately equal to the Net Asset Value of said shares at the time of the purchase of acquisition by the Corporation thereof, less such withdrawal charge as may have been established by the board of directors. The Corporation to the extent necessary may sell or cause to be sold any securities held by it to provide cash for the purchase of its shares.

(7) The board of directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what shall constitute principal, and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both; and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

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ARTICLE XI

Except for the initial issue of shares by the Corporation, its capital stock shall not be issued and sold for a consideration less than the Net Asset Value of said shares computed pursuant to the method of computation prescribed in subsection (3) of Section E of Article X. The time as of which such Net Asset Value shall be determined for the purpose of selling shares under this Article XI shall be

(1) As the close of trading upon the New York Stock Exchange on the day on which the application for shares is received by the Corporation, if such receipt takes place prior to 12 o’clock noon (Omaha time) on any day (not including Saturday or Sunday) on which said Exchange is open for trading; or

(2) As the close of trading upon the New York Stock Exchange on the first day on which such Exchange is open for trading (not including Saturday) next succeeding the day on which the application for shares is received by the Corporation, if such receipt takes place at any time other than that specified in (1) above.

The board of directors, at its discretion, may adopt a resolution whereby each purchaser of stock in the Corporation shall pay the cost of federal transfer taxes and transfer agency expenses directly related to the transaction. Provided, however, that said expenses will not total more than one per cent (1%) of the purchase price of said stock.

The board of directors shall have power, in the manner and within the time permitted by the General Laws of the State of Nebraska, to determine what part of the consideration received by the Corporation for any of the shares of its capital stock which it shall issue from time to time shall be capital (which part, however, in all cases shall be not less than the aggregate par value of the shares so issued) and the excess, if any, at any given time of the total net assets of the Corporation over the amount so determined to be capital shall be surplus.

ARTICLE XII

The Corporation reserves the right to enter into an investment advisory agreement providing for the management and supervision of the investments of the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property. Such agreement shall contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

The Corporation may designate transfer agents, disbursing agents and/or registrars for the stock of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such transfer agent, registrar and/or disbursing agent.

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ARTICLE XIII

Stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the Corporation and the net price thereof shall be deemed to be an asset of the Corporation.
Capital stock surrendered for redemption by the Corporation pursuant to the provisions of Article X shall be deemed to be outstanding until the close of business on the date on which the redemption price is determined and thereupon and until paid the price thereof shall be deemed to be a liability of the Corporation. Capital stock purchased by the Corporation in the open market shall be deemed to be a liability of the Corporation. Any and all shares of capital stock redeemed or purchased by the Corporation may not be reissued, and the authorized capital stock shall be deemed to have been reduced by the number of shares of such stock so redeemed or purchased.

ARTICLE XIV

The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in its Articles of Incorporation of any outstanding stock.

Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of fifty-one per centum (51%) of the aggregate number of votes entitled to be cast thereon.

ARTICLE XV

The incorporators shall adopt the initial bylaws for the Corporation. The Board of Directors shall have the power to alter or repeal the bylaws except certain sections designated in the initial bylaws by the incorporators and bylaws later adopted by the stockholders, all of which only the stockholders can alter or repeal.

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IN WITNESS WHEREOF, we, the undersigned subscribers, have signed these Articles of Incorporation on the dates appearing in each of its acknowledgements.

/s/Frederick M. Bekins	Street Address, City, State
Frederick M. Bekins

/s/ J. L. Bergman	Street Address, City, State
J. L. Bergman

GEORGE BRANDEIS TESTAMENTARY TRUST
BY /s/ Walter R. Louis, a Trustee	Street Address, City, State
Walter R. Louis, a Trustee
/s/ Marvin W. Bridges	Street Address, City, State
Marvin W. Bridges
/s/ Dana F. Cole	Street Address, City, State
Dana F. Cole
/s/ Roderic B. Crane	Street Address, City, State
Roderic B. Crane
/s/ A. W. Gordon, Jr.	Street Address, City, State
A. W. Gordon, Jr.
/s/ Ronald W. Hunter	Street Address, City, State
Ronald W. Hunter
/s/ Helen M. Jacobsen	Street Address, City, State
Helen M. Jacobsen
/s/ Lazier A. Kavich	Street Address, City, State
Lazier A. Kavich
/s/ William H. Kilpatrick, Jr.	Street Address, City, State
William H. Kilpatrick, Jr.

/s/ Howard M. Lundgren	Street Address, City, State
Howard M. Lundgren
/s/ James L. Paxton, Jr.	Street Address, City, State
James L. Paxton, Jr.
/s/ Doris A. Reynolds	Street Address, City, State
Doris A. Reynolds
/s/ Willis L. Winstrom	Street Address, City, State
Willis L. Winstrom

STATE OF NEBRASKA  )
   ) ss.
COUNTY OF DOUGLAS)

On this 19th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Frederick M. Bekins, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

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STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 19th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared J.L. Bergman, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 18 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Walter R. Louis, as a Trustee of the GEORGE BRANDEIS TESTAMENTARY TRUST, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed, as a Trustee of the above-described TRUST, for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 15th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Marvin W. Bridges, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

_/s/________________________
Notary Public

14

STATE OF NEBRASKA       )
           ) ss.
COUNTY OF LANCASTER)

On this 15 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Dana F. Cole, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA )
) ss.
COUNTY OF DOUGLAS)

On this 19 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Roderic B. Crane, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

15

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 19 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared A.W. Gordon, Jr., to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA )
) ss.
COUNTY OF DOUGLAS)

On this 15th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Ronald W. Hunter, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 18th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Helen M. Jacobsen, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

16

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 17 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Lazier A. Kavich, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA )
) ss.
COUNTY OF LANCASTER)

On this 15 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared William H. Kilpatrick, Jr., to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 18th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Howard M. Lundgren, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

17

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 19th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared James L. Paxton, Jr., to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 16th day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Doris A. Reynolds, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

STATE OF NEBRASKA  )
      ) ss.
COUNTY OF DOUGLAS)

On this 19 day of March, 1963, before me, a Notary Public, in and for said County and State, personally appeared Willis L. Winstrom, to me known to be the identical person whose name is subscribed to the foregoing instrument and acknowledged the execution thereof and his signature thereon to be his voluntary act and deed for the purposes set out therein.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the date above written.

__/s/_______________________
Notary Public

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NAMES AND ADDRESSES

OF

INCORPORATORS

	Name	Street Address	City, State

1.	Frederick M. Bekins	Street Address	City, State

2.	J. L. Bergman	Street Address	City, State

3.	GEORGE BRANDEIS TESTAMENTARY TRUST by Walter R. Louis, a Trustee	Street Address	City, State

4.	Marvin w. Bridges	Street Address	City, State

5.	Dana F. Cole	Street Address	City, State

6.	Roderic B. Crane	Street Address	City, State

7.	A. W. Gordon, Jr.	Street Address	City, State

8.	Ronald W. Hunter	Street Address	City, State

9.	Helen M. Jacobsen	Street Address	City, State

10.	Lazier A. Kavich	Street Address	City, State

11.	William W. Kilpatrick, Jr.	Street Address	City, State

12.	Howard M. Lundgren	Street Address	City, State

13.	James L. Paxton, Jr.	Street Address	City, State

14.	Doris A. Reynolds	Street Address	City, State

15.	Willis L. Winstrom	Street Address	City, State

19

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
BRIDGES INVESTMENT FUND, INC.

Pursuant to the applicable provisions of the Nebraska Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is Bridges Investment Fund, Inc.

SECOND: As authorized by and in accordance with the applicable provisions of the Nebraska Business Corporation Act, the directors and shareholders of record on May 15, 1969, entitled to vote thereon have amended Article X E (2) (a) and Article XI (1) of the Articles of Incorporation of the Corporation by striking and deleting the same and inserting the following:

1.	The amended text of Article X E (2) (a) reads as follows:

“(2) The time as of which such Net Asset Value shall be determined for the purpose of redemption of shares under this Section E shall be, subject to the exceptions created by subsection (4) of this Section E,

(a) as of the close of trading upon the New York Stock Exchange on the day on which certificates evidencing such shares are delivered to and received by the corporation, if such delivery and receipt take place prior to the close of the New York Stock Exchange on any day (not including Saturday or Sunday for which said Exchange is open for trading: or”

2.	The amended text of Article XI (1) reads as follows:

“(1) As of the close of trading upon the New York Stock Exchange on the day on which the application for shares is received by the Corporation, if such receipt takes place prior to the close of the New York Stock Exchange on any day (not including Saturday or Sunday) on which said Exchange is open for trading; or

THIRD: The foregoing Amendment was adopted by the shareholders of the Corporation on June 16, 1969.

FOURTH: As of the record date of May 15, 1969, there were 78,588.556 shares of common stock of the Corporation issued and outstanding, each of which was entitled to one vote on the above Amendment to the Articles of Incorporation.

FIFTH: Said Amendment was passed with 63,400 shares of common stock voting for such Amendment and no shares voting against such Amendment.

Dated this 8th day of August, 1969

BRIDGES INVESTMENT FUND, INC.

By __/s/_________________________
                                                                   President

ATTEST:

_/s/____________________________
Secretary

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
BRIDGES INVESTMENT FUND, INC.

Pursuant to the applicable provisions of the Nebraska Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the Corporation is Bridges Investment Fund, Inc.

SECOND:  As authorized by and in accordance with the applicable provisions of the Nebraska Business Corporation Act, the directors of the Corporation and the shareholders of record of January 19, 1970, entitled to vote thereon have amended Article XIV and Article XV of the Articles of Incorporation of the Corporation by striking and deleting the same and inserting the following:

“ARTICLE XIV

The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in its Articles of Incorporation of any outstanding stock.

Except as otherwise limited by law, the Corporation may take or authorize any action upon the concurrence of fifty-one per centum (51%) of the aggregate number of votes entitled to be cast thereon by the stockholders.”

“ARTICLE XV

The Board of Directors shall have the power to alter or repeal the By-Laws except those sections which specifically provide that they shall not be amended or repealed by the Directors. However, no By-Laws shall be adopted by the Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by these Articles of Incorporation or by statute.”

THIRD:  The foregoing Amendment was adopted by the shareholders of the Corporation on February 17, 1970.

FOURTH:  As of the record date of January 19, 1970, there were 85,303,186 shares of common stock of the Corporation issued and outstanding, each of which was entitled to one vote on the above Amendment to the Articles of Incorporation.
FIFTH:  Said Amendment was passed with 74,105 shares of common stock voting for such Amendment and not shares voting against such Amendment.

Dated this 24th day of March, 1970.

BRIDGES INVESTMENT FUND, INC.

By__/s/_________________________
President

ATTEST:

__/s/_____________________
Secretary

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

BRIDGES INVESTMENT FUND, INC.

Pursuant to the applicable provisions of the Nebraska Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the Corporation is Bridges Investment Fund, Inc.

SECOND:  As authorized by the applicable provisions of the Nebraska Business Corporation Act, the Corporation’s directors and more than two-thirds of the shares entitled to vote thereon amended Article VI of the Articles of Incorporation of the Corporate by striking and deleting said Article and inserting the following:

“ARTICLE VI

The total authorized capital stock of the Corporation is 500,00 shares with a par value of One ($1.00) Dollar per share.

THIRD:  The date of the adoption of the Amendment by the shareholders was the 16th day of November, 1976.

FOURTH:  There is a total of 121,238.111 shares of stock outstanding, of which 121,168 were entitled to vote for or against the proposed amendment.

FIFTH:  A total of 106,806 shares voted for the amendment and 1,384 shares voted against the amendment. The 106,806 shares voting for the amendment is more than two-thirds of the shares of stock entitled to vote thereon.

SIXTH:  The Corporation has adopted the amendment to provide additional shares of stock to be sold for cash and/or other property to its existing shareholders and/or other investors.

Dated this 29th day of December, 1976.

BRIDGES INVESTMENT FUND, INC.

By___/s/Edson L. Bridges II _____
President
ATTEST:

__/s/____________________________
     Secretary

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BRIDGES INVESTMENT FUND, INC.

Pursuant to the applicable provisions of the Nebraska Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the Corporation is Bridges Investment Fund, Inc.

SECOND:  As authorized by the applicable provisions of the Nebraska Business Corporation Act, the Corporation’s directors and more than two-thirds of the shares entitled to vote thereon amended Article VI of the Articles of Incorporation of the Corporation by striking and deleting said Article and inserting the following:

“ARTICLE VI

The total authorized capital stock of the Corporation is 1,000,000 shares with a par value of One and no/100 Dollar ($1.00) per share.”

THIRD:  The date of the adoption of the Amendment by the shareholders was the 21st day of February, 1984.

FOURTH:  There is a total of 229,600.890 shares of stock outstanding, of which 229,481 were entitled to vote for or against the proposed amendment.

FIFTH:  A total of 213,862 shares voted for the amendment; 92 shares voted against the amendment; and 1,968 shares abstained. The 213,862 shares voting for the amendment is more than two-thirds of the shares of stock entitled to vote thereon.

SIXTH:  The Corporation has adopted the amendment to provide additional shares of stock to be sold for cash and/or other property to its existing shareholders and/or other investors.

Dated this 21st day of February, 1984.

BRIDGES INVESTMENT FUND, INC.

By: /s/Edson L. Bridges II
Edson L. Bridges II, President

ATTEST:

/s/Ruth M. Johnson
Ruth M. Johnson, Secretary

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

BRIDGES INVESTMENT FUND, INC.

Pursuant to the applicable provisions of the Nebraska Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the Corporation is Bridges Investment Fund, Inc.

SECOND:  As authorized by the applicable provisions of the Nebraska Business Corporation Act, the Corporation’s directors and more than two-thirds of the shares entitled to vote thereon amended Article VI of the Articles of Incorporation of the Corporation by striking and deleting said Article and inserting the following:

ARTICLE VI

The total authorized capital stock of the Corporation is 2,000,000 shares with a par value of One and No/100 Dollar ($1.00) per share.

THIRD:  The date of the adoption of the Amendment by the shareholders was the 16th day of February, 1988.

FOURTH:  There was a total of 527,626.855 shares of stock outstanding, of which 527,426 were entitled to vote for or against the proposed amendment on the record date of January 12, 1988.

FIFTH:  A total of 447,738 shares voted for the amendment:  no shares voted against the amendment; and 2,423 shares abstained. The 447,738 shares voting for the amendment are more than two-thirds of the shares of stock entitled to vote thereon.

SIXTH:  The Corporation has adopted the amendment to provide additional shares of stock to be sold for cash and/or other property to its existing shareholders and/or other investors.

Dated this 16th day of February, 1988.

BRIDGES INVESTMENT FUND, INC.

By: /s/Edson L. Bridges II_________
                                                                   Edson L. Bridges II, President

ATTEST:

/s/Mary Ann Mason_________________
Mary Ann Mason, Assistant Secretary

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
BRIDGES INVESTMENT FUND, INC.

Pursuant to Neb.Rev.Stat. § 21-2060, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:	The name of the Corporation is Bridges Investment Fund, Inc.

SECOND:	Pursuant to the provisions of Neb. Rev. Stat. § 21-2057, the Board of Directors of the Corporation adopted a resolution to amend Article VI of the Articles of Incorporation to increase the total authorized capital stock of the Corporation from two million shares with a par value of one dollar ($1.00) per share to three million shares with a par value of one dollar ($1.00) per share and such Amendment was submitted to the shareholders at a duly called meeting of shareholders on February 15, 1994. The Amendment amended and restated Article VI of the Articles of Incorporation as previously amended on February 17, 1970, November 16, 1976, February 21, 1984 and February 16, 1988 to read as follows:

“ARTICLE VI

The total authorized capital stock of the Corporation is three million shares with a par value of one dollar ($1.00) per share”

THIRD:	The date of the adoption of the Amendment by the shareholders was the 15th of February, 1994.

FOURTH:	There was a total of 1,001,232.904 shares outstanding on January 14, 1994, the record date, of which 1,001,028 shares were entitled to vote.

FIFTH:	A total of 866,355 shares voted for the Amendment; 2,000 shares voted against the Amendment; and 8,219 shares abstained. The 866,355 shares voting for the Amendment represented more than two thirds of the shares of the stock entitled to vote thereon.

Dated this 11th day of March, 1994

BRIDGES INVESTMENT FUND, INC.

ATTEST:

_/s/ Mary Ann Mason ____         By: _/s/ Edson L. Bridges, II _______
Mary Ann Mason, Secretary            Edson L. Bridges, II, President

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
BRIDGES INVESTMENT FUND, INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, Bridges Investment Fund, Inc., a Nebraska corporation (the “Corporation”), hereby amends its Articles of Incorporation as follows:

FIRST: The name of the corporation is Bridges Investment Fund, Inc.

SECOND: The Articles of Incorporation of the Corporation, as previously amended on February 17, 1970, November 16, 1976, February 21, 1984, February 16, 1988, and February 15, 1994, were amended at the Corporation’s Annual Meeting of Shareholders held on February 20, 2001, in the manner prescribed by the Nebraska business Corporation Act, by amending Article VI of the Articles of Incorporation to read as follows:

“ARTICLE VI

The total authorized capital stock of the Corporation is 6,000,000 shares with a par value of one dollar ($1.00) per share.”

THIRD: The number of outstanding shares, number of votes entitled to be cast and the number of votes indisputably represented at the meeting was:

Outstanding Shares    Votes Entitled to be Cast    Votes Represented at Meeting
1,856,231.446                                  1,855,830          1,428,966

FOURTH: The total number of undisputed votes cast for and against the amendment was:

Votes For        Votes Against        Votes Abstaining

            1,384,364              4,117                    40,485

Dated this 22 day of February, 2001.

BRIDGES INVESTMENT FUND, INC.

/s/Edson L. Bridges III
Edson L. Bridges III, President